Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 5, 2011, is entered into by and among CORE-MARK HOLDING COMPANY, INC. (“Holdings”), CORE-MARK INTERNATIONAL, INC. (“International”), CORE-MARK HOLDINGS I, INC. (“Holdings I”), CORE-MARK HOLDINGS II, INC. (“Holdings II”), CORE-MARK HOLDINGS III, INC. (“Holdings III”), CORE-MARK MIDCONTINENT, INC. (“Midcontinent”), CORE-MARK INTERRELATED COMPANIES, INC. (“Interrelated”), HEAD DISTRIBUTING COMPANY (“Head”), MINTER-WEISMAN CO. (“Minter-Weisman”; each of Holdings, International, Holdings I, Holdings II, Holdings III, Midcontinent, Interrelated, Head and Minter-Weisman shall be a “Borrower”, International shall be the “Canadian Borrower” and collectively such entities shall be the “Borrowers”), the parties hereto as lenders (each individually, a “Lender” and collectively, the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, “Administrative Agent”), JPMORGAN CHASE BANK, N.A. and BANK OF MONTREAL, as Co-Lead Arrangers, JPMORGAN CHASE BANK, N.A., BANK OF MONTREAL and WELLS FARGO CAPITAL FINANCE, LLC (as successor by merger to Wachovia Capital Finance Corporation (Western)), as Joint Bookrunners, BANK OF MONTREAL and WELLS FARGO CAPITAL FINANCE, LLC (as successor by merger to Wachovia Capital Finance Corporation (Western)), as Co-Syndication Agents, and BANK OF AMERICA, N.A., as Documentation Agent.

RECITALS

A.
Borrowers, Administrative Agent and the Lenders have previously entered into that certain Credit Agreement, dated as of October 12, 2005, as amended or otherwise modified prior to the date hereof by that certain First Amendment to Credit Agreement, dated as of December 4, 2007, that certain Second Amendment to Credit Agreement, dated as of March 12, 2008, that certain letter agreement to Credit Agreement, dated January 31, 2009, and that certain Third Amendment to Credit Agreement and First Amendment to Pledge and Security Agreement, dated as of February 2, 2010 (the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Existing Credit Agreement.

B.
Borrowers have requested that Administrative Agent and the Lenders amend the Existing Credit Agreement and Administrative Agent and the Lenders are willing to amend the Existing Credit Agreement pursuant to the terms and conditions set forth herein.

C.
Each Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Administrative Agent's or any Lender's rights or remedies as set forth in the Existing Credit Agreement and the other Loan Documents are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendments to Existing Credit Agreement.

(a)	The following definitions are hereby added to Section 1.01 of the Existing Credit Agreement in the appropriate alphabetical order:

“Average Modified Excess Availability” means, for any calendar quarter, the average of the amount of Modified Excess Availability as of the end of each day during such calendar quarter.
“Fourth Amendment” means, that certain Fourth Amendment to Credit Agreement, dated as of May 5, 2011, by and among the Borrowers, the Lenders party thereto and the Administrative Agent.

“Fourth Amendment Effective Date” means, the “Fourth Amendment Effective Date” as defined in the Fourth Amendment.

“Modified Excess Availability” means, as of any date of determination, the result of (a) Availability as of such date, plus (b) Suppressed Availability as of such date; provided, however, that the amount calculated under clause (b) shall not exceed $25,000,000 on any date.

(b)	The definition of “Applicable Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ “Applicable Rate” means (x) at all times prior to the Third Amendment Effective Date, the margin determined in accordance with the terms of the Existing Credit Agreement (as defined in the Third Amendment), (y) from and after the Third Amendment Effect Date and prior to the Fourth Amendment Effective Date, the margin determined in accordance with the terms of the Existing Credit Agreement (as defined in the Fourth Amendment), and (z) from and after the Fourth Amendment Effective Date, for any day, with respect to any Eurodollar Revolving Loan or CDOR Revolving Loan, or with respect to the participation fees payable under Section 2.12(b) hereof, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Spread” or “CDOR Spread”, as the case may be, based upon the Average Modified Excess Availability as of the most recent determination date:

Average Modified Excess Availability	Eurodollar Spread and CDOR Spread
Category 1 ≥ $125,000,000	1.75%
Category 2 < $125,000,000 ≥ $55,000,000	2%
Category 3 < $55,000,000	2.25%

For purposes of the foregoing, (a) the initial Applicable Rate as of the Fourth Amendment Effective Date shall be the applicable rate per annum set forth above in Category 1, (b) thereafter, the Applicable Rate shall be determined as of the last day of each calendar quarter based upon the Borrowing Base Certificates delivered by Borrowers to Administrative Agent pursuant to Section 5.01(g) hereof for such calendar quarter, and (c) each change in the Applicable Rate, if any, resulting from a change in the Average Modified Excess Availability shall be effective on the first day of the second month after the end of each calendar quarter, provided that: (i) the Average Modified Excess Availability shall be deemed to be in Category 3 at the option of the Administrative Agent or at the request of the Required Lenders if the Borrowers fail to deliver any Borrowing Base Certificate required to be delivered by them pursuant to Section 5.01(g) hereof, during the period from the expiration of the time for delivery thereof until such Borrowing Base Certificate is delivered; and (ii) if any such Borrowing Base Certificates are subsequently determined to be incorrect in any material respect, Administrative Agent may increase the Applicable Rate retroactively to the beginning of the relevant calendar quarter to the extent that such error caused the Applicable Rate to be less than the Applicable Rate that would have been in effect if the error was not made.”

(c)	The definition of “Commitment Fee Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ “Commitment Fee Rate” means, for any day, the per annum rate set forth below, based upon the Line Usage for the prior calendar quarter:

Level	Line Usage	Commitment Fee Rate
I	Greater than 30%	0.375%
II	Less than or equal to 30%	0.5%

The Commitment Fee Rate set forth above shall be increased or decreased based upon the Line Usage for the prior calendar quarter, as determined by Administrative Agent.”

(d)	The definition of “Maturity Date” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ “Maturity Date” means May 5, 2016 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.”

(e)	Section 1.04 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

The above shall be interpreted to read that, upon a change in GAAP, either the Borrowers or the Administrative Agent may send a notice to the other party about such change in GAAP and notifying the other party of the intention to continue using GAAP as in effect on the date hereof. Notice may be given before or after any change in GAAP becomes effective and such notice does not require either an amendment to the Credit Agreement or an approval by the Borrowers, Administrative Agent or the Lenders.”

2.
Amendment Fees. The Borrowers shall pay to Administrative Agent for the account of each Lender who executes and delivers this Amendment, a non-refundable amendment fee equal to 0.25% of such Lender's aggregate Commitment, which amendment fees shall be fully earned and due and payable on the date hereof.

3.
Conditions Precedent to Effectiveness of this Amendment. This Amendment and the amendments to the Existing Credit Agreement contained herein shall become effective, and shall become part of the Credit Agreement, on the date (the “Fourth Amendment Effective Date”) when each of the following conditions precedent shall have been satisfied in the sole discretion of Administrative Agent or waived by Administrative Agent:

a.	Amendment. Administrative Agent shall have received this Amendment fully executed in a sufficient number of counterparts for distribution to all parties.

b.
Representations and Warranties. The representations and warranties set forth herein and in the Existing Credit Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) must be true and correct in all material respects, as updated by the schedules attached hereto as Annex A.

c.	Amendment Fee Letter. Administrative Agent shall have received an Amendment Fee Letter, in form and substance satisfactory to Administrative Agent, executed by Borrowers (the “Amendment Fee Letter”).

d.
Payment of Fees. Administrative Agent shall have received from Borrowers all fees due and payable on or before the effective date of this Amendment, including, without limitation: (i) the amendment fees set forth in Section 2 hereof; and (ii) all fees payable in connection with this Amendment pursuant to the Amendment Fee Letter.

e.
Other Required Documentation. Administrative Agent shall have received all other documents and legal matters in connection with the transactions contemplated by this Amendment and such documents shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Administrative Agent.

4.	Representations and Warranties. Each Borrower represents and warrants as follows:

a.
Authority. Each Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery, and performance by each Borrower of this Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene (i) any law or (ii) any contractual restriction binding on such Borrower, except for contraventions of contractual restrictions which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No other corporate proceedings are necessary to consummate such transactions.

b.
Enforceability. This Amendment has been duly executed and delivered by each Borrower. This Amendment and each Loan Document (as amended or modified hereby) (i) is the legal, valid, and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (ii) is in full force and effect.

c.
Representations and Warranties. The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

d.	No Default. No event has occurred and is continuing that constitutes a Default or Event of Default.

5.
Choice of Law. The validity of this Amendment, the construction, interpretation and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance wit the laws of the State of New York.

6.
Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of the Amendment.

7.	Reference to and Effect on the Loan Documents.

a.
Upon and after the Fourth Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

b.
Except as specifically amended in Section 1 of this Amendment, the Existing Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified, and confirmed and shall constitute the legal, valid, binding, and enforceable obligations of Borrowers to Administrative Agent and the Lenders without defense, offset, claim, or contribution.

c.
The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of Administrative Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

8.
Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

9.
Estoppel. To induce Administrative Agent and Lenders to enter into this Amendment and to induce Administrative Agent and the Lenders to continue to make advances to Borrowers under the Credit Agreement, each Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Default or Event of Default and no right of offset, defense, counterclaim, or objection in favor of any Borrower as against Administrative Agent or any Lender with respect to the Obligations.

10.
Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject mater hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

11.
Severability. In case any provision in this Amendment shall be invalid, illegal, or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality , and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.	Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Administrative Agent or any Lender to waive any of their respective rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

CORE-MARK HOLDING COMPANY, INC.

By:	/S/ Greg Antholzner
Name:	Greg Antholzner
Title:	VP Finance & Treasurer

CORE-MARK INTERNATIONAL, INC.

By:	/S/ Greg Antholzner
Name:	Greg Antholzner
Title:	VP Finance & Treasurer

CORE-MARK HOLDINGS I, INC.

By:	/S/ Greg Antholzner
Name:	Greg Antholzner
Title:	VP Finance & Treasurer

CORE-MARK HOLDINGS II, INC.

By:	/S/ Greg Antholzner
Name:	Greg Antholzner
Title:	VP Finance & Treasurer

CORE-MARK HOLDINGS III, INC.

By:	/S/ Greg Antholzner
Name:	Greg Antholzner
Title:	VP Finance & Treasurer

CORE-MARK MIDCONTINENT, INC.

By:	/S/ Greg Antholzner
Name:	Greg Antholzner
Title:	VP Finance & Treasurer

CORE-MARK INTERRELATED COMPANIES, INC.

By:	/S/ Greg Antholzner
Name:	Greg Antholzner
Title:	VP Finance & Treasurer

HEAD DISTRIBUTING COMPANY

By:	/S/ Greg Antholzner
Name:	Greg Antholzner
Title:	VP Finance & Treasurer

MINTER-WEISMAN CO.

By:	/S/ Greg Antholzner
Name:	Greg Antholzner
Title:	VP Finance & Treasurer

Acknowledged and agreed to as of the date set forth above:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Revolving Lender

By:	/S/ James Gurgone
Name:	James Gurgone
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
as a Canadian Lender

By:	/S/ John P. Freeman
Name:	John P. Freeman
Title:	Senior Vice President

BANK OF AMERICA, N.A.,
as a Revolving Lender

By:	/S/ Gregory A. Jones
Name:	Gregory A. Jones
Title:	Senior Vice President

BANK OF AMERICA, N.A., (acting through its Canada branch),
as a Canadian Lender

By:	/S/ Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Vice President

WELLS FARGO CAPITAL FINANCE, LLC,
as a Revolving Lender

By:	/S/ Thomas Forbath
Name:	Thomas Forbath
Title:	Vice President

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA
as a Canadian Lender

By:	/S/ Sean M. Noonan
Name:	Sean M. Noonan
Title:	Vice President, Relationship Manager

UNION BANK, N.A.,
as a Revolving Lender

By:	/S/ Greg Stewart
Name:	Greg Stewart
Title:	Vice President

UNION BANK, N.A., CANADA BRANCH
as a Canadian Lender

By:	/S/ Anne Collins
Name:	Anne Collins
Title:	Vice President

THE BANK OF NOVA SCOTIA,
as a Revolving Lender and a Canadian Lender

By:	/S/ J. Mathews
Name:	J. Mathews
Title:	Director

BANK OF MONTREAL,
as a Revolving Lender

By:	/S/ Craig Thistlethwaite
Name:	Craig Thistlethwaite
Title:	Director

BANK OF MONTREAL,
as a Canadian Lender

By:	/S/ Sean Gallaway
Name:	Sean Gallaway
Title:	Vice President